For immediate release
                                        December 28, 2000




         UTILICORP UNITED AND ST. JOSEPH LIGHT & POWER
    SET CONVERSION RATIO, CLOSING DATE OF DECEMBER 29, 2000


          KANSAS CITY, MO, December 28, 2000 -- UtiliCorp United (NYSE:UCU) and St. Joseph Light & Power Company (NYSE:SAJ) today said that Light & Power shareholders will receive .7933 shares of UtiliCorp common stock for each share of Light & Power stock held as of December 29, 2000.
          The companies also announced that, absent action by any regulatory authority prior to the closing that would prevent the merger or impose material conditions on the merger, they intend to close on the merger on December 29, with the merger effective on December 31, 2000.
          Light & Power shareholders in the near future will receive a letter containing instructions regarding the procedure to use in surrendering their Light & Power certificates.
                              ###

          The phrase "intend to" identifies a forward looking statement as defined in the Private Securities Litigation Reform Act of 1995. Important factors that could cause actual results to differ materially from those contained in such forward looking statement include a material breach of the terms of the merger agreement or a material adverse change in the business of either party.


     Media Contacts:
     UtiliCorp United
     George Minter - 816-467-3772(office)
     Media Relations - 816-467-3000

     St. Joseph Light & Power Company
     Jerry Musil - 816-387-6236 (office)
                   816-262-0374 (cellular)


     Investor Contacts:
     UtiliCorp United
     Jerry Myers - 816-467-3552

     St. Joseph Light & Power Company
     Larry Stoll - 816-387-6202
     Gary Myers - 816-387-6205